Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Lombard Medical, Inc. of our report dated March 10, 2014 relating to the financial statements of Lombard Medical Technologies plc, which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
May 30, 2014